UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2014 (August 27, 2014)

OM GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12515	52-1736882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Main Avenue, Suite 1300, Cleveland, Ohio	44113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 781-0083

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 27, 2014, the Board of Directors of OM Group, Inc. approved the following forms of award agreements, which will be used for grants made under the OM Group, Inc. 2014 Equity and Incentive Compensation Plan: U.S. and International Non-Qualified Stock Option Agreements; U.S. Performance-Based Restricted Stock Agreement; International Performance-Based Restricted Stock Units Agreement; and U.S. and International Time-Based Restricted Stock Units Agreements. The forms of these award agreements are attached as Exhibits 10.1 through 10.6. A brief description of the terms and conditions of the forms of award agreements is below.

Form of U.S. and International Non-Qualified Stock Option Agreements: Options vest and become exercisable in equal installments on each anniversary of the grant date during the vesting period, provided that the participant remains continuously employed by the Company or its subsidiaries for the entirety of the vesting period. In the event that the participant dies while employed by the Company or any subsidiary, or if the participant ceases to be employed by the Company or a subsidiary due to disability (as defined in the agreement), then any option granted under the award agreement will vest immediately and become fully exercisable for the shorter of a period of three years or until the option expires. If the participant retires in accordance with any retirement plan of the Company or its subsidiaries, the option will vest and become fully exercisable for the shorter of a period of five years or until the option expires. In the event of a change of control of the Company, the option will vest immediately and become fully exercisable, unless the successor after the change in control grants a replacement award of the same type and at least equal value to the participant. If the participant ceases to be employed by the Company or a subsidiary for reasons other than those described above, the option will cease vesting, and the participant may exercise the option (to the same extent the participant was entitled to exercise the option immediately prior to such termination) for the shorter of a period of 90 days or until the option expires. If the participant’s employment is terminated due to a violation of the Company’s Code of Conduct and Ethics, the option will be forfeited.

Form of International Performance-Based Restricted Stock Units Agreement: Performance-based Restricted Stock Units (PRSUs) vest upon relative achievement of management objectives specified by the Compensation Committee for a performance period, subject to the participant’s continued employment with the Company or its subsidiaries. The percentage of the PRSUs earned by the participant is determined by reference to a performance matrix approved by the Compensation Committee. If achievement of one of the performance targets is between the performance levels specified in the performance matrix, the applicable percentage of PRSUs that will be earned by the participant for that particular performance target will be determined using straight-line mathematical interpolation. To the extent that the participant does not achieve the performance targets by the end of the performance period, the PRSUs will be forfeited without compensation. If the participant retires, dies or becomes disabled during the performance period, then a pro-rata number of PRSUs will remain eligible for vesting after the end of the performance period. The remainder of the PRSUs will be forfeited without compensation. Upon a change of control of the Company during the performance period, the PRSUs will vest at the target level, unless the successor after the change of control provides the participant with a replacement award of the same type and at least equal value. Vested PRSUs will be settled by a single lump sum cash payment equal to the market value per share of one share of common stock for each vested PRSU. The participant is entitled to additional PRSUs as dividend equivalents if the Company pays a cash dividend to holders of its common stock. If the participant is terminated for a violation of the Company’s Code of Conduct and Ethics or ceases to be employed by the Company or a subsidiary for reasons other than those described above, then any PRSUs that have not vested will be forfeited without compensation.

Form of U.S. Performance-Based Restricted Stock Agreement: Restricted stock vests upon achievement of management objectives specified by the Compensation Committee for a performance period, subject to the participant’s continued employment with the Company or its subsidiaries. The percentage of the restricted stock grant earned by the participant is determined by reference to a performance matrix approved by the Compensation Committee. If achievement of one of the performance targets is between the performance levels specified in the performance matrix, the applicable percentage of restricted stock that will be earned by the participant for that particular performance target will be determined by using straight-line mathematical interpolation. To the extent that the participant does not achieve the performance targets by the end of the performance period, the restricted stock will be forfeited without compensation. If the participant retires, dies or becomes disabled during the performance period, then a pro-rata number of shares of restricted stock will remain eligible for vesting after the end of the performance period. The remainder of the restricted stock will be forfeited without compensation. Upon a change of control of the Company during the performance period, the restricted stock will vest at the target level (50% of the restricted stock grant), unless the successor after the change of control provides the participant with a replacement award of the same type and at least equal value. The participant will be entitled to exercise voting rights pertaining to the restricted stock from the date of the grant. If the Company pays dividends on its common stock before the participant’s restricted stock has vested, dividends on the participant’s restricted stock will be held by the Company or its agent and distributed to the participant when the restricted stock vests. If the participant is terminated for a violation of the Company’s Code of Conduct and Ethics or ceases to be employed by the Company or a subsidiary for reasons other than those described above, then any restricted stock that has not vested will be forfeited without compensation.

Form of U.S. and International Time-Based Restricted Stock Units Agreements: Restricted stock units (RSUs) vest fully on the vesting date specified by the Compensation Committee, subject to the participant’s continued employment with the Company or its subsidiaries until the vesting date. If the participant retires from the Company or a subsidiary in accordance with any retirement plan of the Company or its subsidiaries, the RSUs will vest. If the participant dies or becomes disabled, a pro-rata number of the RSUs will vest immediately, and the rest will be forfeited without compensation. In the event of a change of control, the RSUs will vest immediately, unless the successor after the change of control offers the participant a replacement award of the same type and at least equal value. Under the International Time-Based Restricted Stock Unit Agreement, vested RSUs will be settled with a single lump sum cash amount equal to the market value per share of one share of common stock for each vested RSU. Under the U.S. Time-Based Restricted Stock Unit Agreement, vested RSUs will be settled with one share of common stock for each vested RSU. If the Company pays a cash dividend to the holders of its common stock, the participant will be entitled to receive dividend equivalents in the form of additional RSUs. If the participant is terminated for a violation of the Company’s Code of Conduct and Ethics or ceases to be employed by the Company or a subsidiary for reasons other than those described above, any RSUs that have not vested will be forfeited without compensation.

The award agreements described above are subject to the terms and conditions of the Plan. The descriptions above are qualified in their entirety by the forms of agreements attached as Exhibits 10.1 through 10.6.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of International Non-Qualified Stock Option Agreement

10.2	Form of International Performance-Based Restricted Stock Units Agreement

10.3	Form of International Time-Based Restricted Stock Units Agreement

10.4	Form of U.S. Non-Qualified Stock Option Agreement

10.5	Form of U.S. Performance-Based Restricted Stock Agreement

10.6	Form of U.S. Time-Based Restricted Stock Units Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.

Date: August 27, 2014	By:	/s/ Valerie Gentile Sachs
	Name:	Valerie Gentile Sachs
	Title:	Vice President, General Counsel and Secretary